SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

May 20, 2003

(Date of earliest event reported)

Commission File Number	Exact name of registrants as specified in their charters, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number
0-22164	RFS Hotel Investors, Inc. A Tennessee Corporation 850 Ridge Lake Boulevard, Suite 300 Memphis, Tennessee 38120 Telephone (901) 767-7005	62-1534743
333-84334	RFS Partnership, L.P. A Tennessee Partnership 850 Ridge Lake Boulevard, Suite 300 Memphis, Tennessee 38120 Telephone (901) 767-7005	62-1541639

This combined Form 8-K is filed separately by two registrants: RFS Hotel Investors, Inc., issuer of publicly traded common stock on the New York Stock Exchange, and RFS Partnership, L.P., issuer of public debt. Information contained herein relating to either individual registrant is filed by such registrant solely on its own behalf. Each registrant makes no representation as to information relating exclusively to the other registrant.

ITEM 5.  OTHER EVENTS

On May 20, 2003, a putative class action complaint was served on RFS Hotel Investors, Inc. (“RFS”) and its directors.  The complaint was filed on May 13, 2003 in the Circuit Court of Shelby County, Tennessee, 13th Judicial District, and styled as Bruce Chasen vs. CNL Hospitality Properties, Inc., RFS Hotel Investors, Inc., Robert Solmson, Michael S. Starnes, John W. Stokes, Jr., Richard Reiss, Jr., Bruce E. Campbell, Jr., H. Lance Forsdick, Sr., Randy Churchey, R. Lee Jenkins and Karl Matthies.  The complaint alleges that the merger consideration to be received by RFS’s shareholders is significantly less than the intrinsic value of RFS and further alleges that RFS’s directors breached their fiduciary duties to shareholders by failing to ascertain the true value of RFS or whether there were any other bidders for RFS.  Among other things, the complaint seeks class action status, injunctive relief from completing the merger, unspecified monetary damages, and the payment of attorney’s fees.

The complaint was filed prior to the filing of RFS’s preliminary proxy statement, which included as an exhibit an opinion from RFS’s financial advisor, Credit Suisse First Boston, that the merger consideration was fair to RFS’s shareholders from a financial point of view.  RFS believes the allegations are without merit and intends to vigorously defend the action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

RFS HOTEL INVESTORS, INC.
RFS PARTNERSHIP, L.P.
Registrants

Date: May 27, 2003	/s/ Dennis M. Craven
Dennis M. Craven, Vice President &
Chief Accounting Officer
(Principal Accounting Officer)